UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 6, 2006

Schnitzer Steel Industries, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Oregon --------------------------- (State or Other Jurisdiction of Incorporation)	0-22496 --------------------------- (Commission File Number)	93-0341923 --------------------------- (IRS Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR --------------------------- (Address of Principal Executive Offices)	97296-0047 --------------------------- (Zip Code)

(503) 224-9900
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(Registrant’s Telephone Number, Including Area Code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2006, Gregory J. Witherspoon executed a letter agreement (the “Witherspoon Letter”) with Schnitzer Steel Industries, Inc. (the “Company”) regarding his position as Chief Financial Officer of the Company. The Witherspoon Letter is effective as of January 9, 2006. Mr. Witherspoon will receive compensation of $450,000 per annum and will be eligible to participate in the Company’s Economic Value Added bonus program and the Company’s Long-Term Incentive Program. Beginning in June 2006, Mr. Witherspoon will be eligible for consideration in the Company’s annual salary review program pursuant to which his salary may increase. Mr. Witherspoon will be granted an auto allowance of $700 per month, a Company gas card and will be eligible for certain other benefits. The Company will also assist Mr. Witherspoon with his relocation expenses. Mr. Witherspoon is an “at-will” employee of the Company and his employment and compensation can be terminated, with or without cause and with or without notice, at any time, at the option of the Company or Mr. Witherspoon. A copy of the Witherspoon Letter is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In connection with execution of the Witherspoon letter, the letter agreement, dated August 31, 2005, between the Company and Mr. Witherspoon, regarding Mr. Witherspoon’s position as Interim Chief Financial Officer, was terminated as of January 9, 2006.

On January 6, 2006, Richard C. Josephson executed a letter agreement (the “Josephson Letter”) with the Company regarding his position as Vice President and General Counsel of the Company. The Josephson Letter is effective as of January 9, 2006. Before joining the Company, Mr. Josephson was a partner in the Portland, Oregon office of the law firm Stoel Rives LLP which has served as outside legal counsel to the Company. Mr. Josephson will receive compensation of $450,000 per annum and will be eligible to participate in the Company’s Economic Value Added bonus program and the Company’s Long-Term Incentive Program. Beginning in June 2006, Mr. Josephson will be eligible for consideration in the Company’s annual salary review program pursuant to which his salary may increase. Mr. Josephson will be granted an auto allowance of $700 per month, a Company gas card and will be eligible for certain other benefits. The Company will also pay, or reimburse, Mr. Josephson’s normal and reasonable business expenses, including Oregon State Bar fees.

The Company will be presenting a severance program for certain key executive positions to the Compensation Committee of the Board of Directors that will provide a compensation package in the event of a loss of employment related to change in control and/or termination without cause. Mr. Josephson’s position will be included in this evaluation and recommendation, and actual participation will be subject to approval by the Compensation Committee. In the event such a program is not approved, or Mr. Josephson is not included within such program at substantially the same level as other similarly situated senior executives of the Company, then the Company will provide Mr. Josephson with a severance program during the period between January 9, 2006 and January 2, 2009, pursuant to which if Mr. Josephson’s employment is terminated by the Company (unless for cause) he will be eligible for the following severance payments so long as he executes a general release of claims in a form reasonably satisfactory to the Company: (i) one year of salary at his then-current base salary, (ii) one year equivalent of his Economic Value Added Bonus based on the most recently completed Economic Value Added Bonus Plan year multiplied by his then current Economic Value Added Bonus target percentage, (iii) one year of medical, dental and vision coverage at his then-current enrollment, paid by the Company (or an equivalent value in money to the extent the Company cannot continue his coverage past the end of the calendar year in which his employment terminates pursuant to the terms of the coverage plans) and (iv) pension plan matching contributions to the same level that would have been made had he remained employed continuously through the twelfth month following the month of his termination. He would also be entitled to his Economic Value Added Bonus Bank balance as provided in the Economic Value Added Bonus Plan.

Mr. Josephson is an “at-will” employee of the Company and his employment and compensation can be terminated, with or without cause and with or without notice, at any time, at the option of the Company or Mr. Josephson, subject to the obligations of the Company to pay certain severance benefits. A copy of the Josephson Letter is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9, 2006, Gregory J. Witherspoon was hired as Chief Financial Officer of the Company. Mr. Witherspoon had served as Interim Chief Financial Officer of the Company since August 23, 2005. Prior to joining the Company, Mr. Witherspoon, 59, was a Managing Director with the financial consulting firm Plan Bravo Partners, LLC in Los Angeles for seven years. Mr. Witherspoon’s financial consulting engagements have included a two-year assignment as President of a chain of hotels and restaurants and a six-month assignment as Interim President and Chief Financial Officer of an automobile lender. He served as Chief Financial Officer of Aames Financial Corp., a sub-prime mortgage lender, which became a publicly traded company in 1991, from 1987 to 1998. Mr. Witherspoon began his career with Deloitte & Touche as a Certified Public Accountant. On January 6, 2006, the Company entered into a letter agreement with Mr. Witherspoon regarding his position as Chief Financial Officer. A description of the letter agreement is included under item 1.01 herein.

Item 9.01              Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement, dated January 6, 2006, between Schnitzer Steel Industries, Inc. and Gregory J. Witherspoon, regarding Mr. Witherspoon’s position as Chief Financial Officer.
10.2	Letter agreement, dated January 6, 2006, between Schnitzer Steel Industries, Inc. and Richard C. Josephson, regarding Mr. Josephson’s position as Vice President and General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schnitzer Steel Industries, Inc.

Date: January 10, 2006	By:	/s/ John D. Carter
Name: John D. Carter
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement, dated January 6, 2006, between Schnitzer Steel Industries, Inc. and Gregory J. Witherspoon, regarding Mr. Witherspoon’s position as Chief Financial Officer.

10.2	Letter agreement, dated January 6, 2006, between Schnitzer Steel Industries, Inc. and Richard C. Josephson, regarding Mr. Josephson’s position as Vice President and General Counsel.